SCHEDULE 14C INFORMATION
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement Only

☐	Confidential, for Use of the Commission (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

WIFIMED HOLDINGS COMPANY, INC.
(Name of Registrant as Specified in its Certificate of Incorporation)

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WIFIMED HOLDINGS COMPANY, INC.
2000 RiverEdge Parkway, Suite GL 100A
Atlanta, GA 30328

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of WiFiMed Holdings Company, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), received a restructuring plan presented by Principal Capital Group, Inc., an owner of 8.21% of our common stock.  The following actions were presented in their plan:

•	To change our name from “WIFIMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”

•	To perform a reverse stock split of all issued and outstanding common stock by a ratio of 250:1.

•
To urge the Board of Directors to file with the Securities and Exchange Commission its election, pursuant to the provisions of section 54(a) of the Investment Company Act of 1940 (the “Act”), to be subject to the provisions of sections 55 through 65 of the Act.

On March 12, 2009, the plan presented to management was presented to the Board of Directors.  At that time, the plan was voted unanimously in favor of approval. The combined non-insider shareholder voting group and insider shareholder vote represented 50.52% of the outstanding common stock of the Company and, consequently, no additional votes are required to approve the action.  The Board has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”) and our Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock,” of which there are no outstanding shares), voting together on an as-converted basis, have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving an amendment to our Articles of Incorporation (our “Certificate of Amendment”) to take the following Corporate Action:

File the following actions with the Certificate of Amendment with the Secretary of State of Nevada:

•	Change our name from “WIFIMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”

•	To reverse the issued and outstanding common stock by a ratio of 250:1.

         The Board of directors further resolved to take the following Corporate Actions upon completion of the Certificate of Amendment:

•	File a Form N-54 to elect to be treated as an investment company under the Investment Company Act of 1940

The accompanying information statement (this “Information Statement”), which describes the proposed name change in more detail and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Under the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our Common Stock and our Preferred Stock, voting together on an as-converted basis, is sufficient to approve the proposed name change. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the proposed name change will not be effected until at least twenty (20) calendar days following the mailing of the accompanying Information Statement to our stockholders.

Your consent regarding the proposed name change is not required and is not being solicited in connection with this corporate action. The accompanying Information Statement will serve as notice pursuant to Section 78.385 of the Nevada Revised Statutes of the approval by less than the unanimous written consent of the stockholders of the Company with respect to the proposed name change. We will first mail this Information Statement on or about March 31 , 2009 to stockholders of record as of March 13 , 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

By Order of the Board of Directors

Gregory D. Vacca,
Chief Executive Officer

March  27 , 2009

WIFIMED HOLDINGS COMPANY, INC.
2000 RiverEdge Parkway, Suite GL100A
Atlanta, GA 30328

INFORMATION STATEMENT PURSUANT TO SCHEDULE 14C

THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION
PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS
REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE
NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY. THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION
STATEMENT IS MARCH 31, 2009.

WiFiMed Holdings Company, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our Board of Directors (our “Board”) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), and our Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), voting together on an as-converted basis, have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving, an amendment to our Articles of Incorporation (our “Certificate of Incorporation”) to change our name from “WIFIMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.” and to reverse the issued and outstanding common stock by a ratio of 250:1. The Board of Directors has resolved to elect to convert the Company to an investment company under section 54(a), and to be subject to sections 55-65 of the Investment Company Act of 1940 .

BRIEF QUESTIONS AND ANSWERS REGARDING THE PROPOSED NAME CHANGE

Q1:	What actions were taken by the Action by Written Consent of the Stockholders in lieu of a Special Meeting?

A1:
Pursuant to the Action by Written Consent of the Stockholders in lieu of a Special Meeting, dated as of March 16, 2009, our stockholders holding at least a majority of the issued and outstanding shares of our Common Stock and Preferred Stock, voting together on an as-converted basis, approved an amendment to our Articles of Incorporation (our “Certificate of Amendment”) to change our name from “WIFIMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”; and to effect a reverse stock split by issuing one share of PROvisor Diversified Technologies Corp. common stock for every 250 shares of WiFiMed Holdings Company, Inc. common stock, as is set forth below in the section entitled “Approval of Amendments and Corporate Actions.”

Upon completion of the filing of the Certificate of Amendment with the Secretary of State of Nevada, the following corporate actions will be taken; the Board of Directors will elect (by filing a Form N-54A with the Securities and Exchange Commission), pursuant to Section 54 of the Investment Company Act of 1940 (the “Act”), to be treated as a business development company under the Act.

Q2:	How many shares of Common Stock were voted in favor of the Amendment?

A2:
The approval of the Amendment by the written consent of our stockholders requires the consent of the holders of at least a majority of our outstanding shares of Common Stock and Preferred Stock, voting together on an as-converted basis, as of March 13, 2009 (the “Record Date”). As of the Record Date, 60,928,828 shares of our Common Stock were issued and outstanding and 0 shares of our Preferred Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. Principal Capital Group, Inc., an owner of 8.21 % of our common stock, presented this Amendment to our Board of Directors.  The Amendment presented to the Board of Directors was voted unanimously in favor of approval.  The Board, together with the other consenting shareholders,  represent 50.52% of the outstanding common stock of the Company.  Consequently, no additional votes are required to approve the the following actions: to change the Company’s name from “WiFiMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.” and  to reverse the issued and outstanding common stock by a ratio of 250:1.  The Board has resolved that immediately after the effective date of these Amendments, the Company will elect, pursuant to Section 54(a) of the Investment Company Act of 1940, to convert the Company to an investment company under the Act.

Q3:	Why is the Company amending its Articles of Incorporation through a stockholder written consent in lieu of holding a stockholder meeting?

A3:
Under the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws, stockholder actions may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock and Preferred Stock, on an as-converted basis, is sufficient to approve and adopt the Certificate of Amendment. The Company is not required to solicit the vote of any additional stockholders to effect the Amendment. However, the Company is obligated by the Nevada Revised Statutes and the federal securities laws to provide this Information Statement to you in connection with the Certificate of Amendment.

Q4:	Has the Board approved the amendment?

A4:	Yes. The Board approved the amendment on March 12, 2009.

Q5:	When will the Amendment be effective?

A5:
The Certificate of Amendment will become effective on the date it is filed with the Nevada Secretary of State, which we anticipate to be on or around April 5, 2009. In accordance with the federal securities laws, the proposed name change will not be effected until at least twenty (20) calendar days following the mailing of this Information Statement.

Q6:	Am I entitled to dissenter’s rights in connection with the name change?

A6:	No. The Nevada Revised Statutes does not provide for dissenter’s rights with respect to the Amendment.

APPROVAL OF AMENDMENTS AND CORPORATE ACTIONS

Amendments

Our Board of Directors (the “Board”) of WiFiMed Holdings Company, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), received a restructuring plan presented by Principal Capital Group, Inc., an owner of 8.21% of our common stock.  The following actions were presented in their plan:

•	To change our name from “WIFIMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”

•	To reverse the issued and outstanding common stock by a ratio of 250:1.

•	To urge the Board of Directors to elect to convert the Company to an investment company under sections 54(a) of the Investment Company Act of 1940 with the Securities and Exchange Commission (SEC)

On March 12, 2009, the plan presented to management was presented to the Board of Directors.  At that time, the plan was voted unanimously in favor of approval. The combined non-insider shareholder voting group and insider shareholder vote represented 50.52% and, consequently, no additional votes are required to approve the action.  The Board has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”) and our Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock,” of which there are no outstanding shares), voting together on an as-converted basis, have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving, an amendment to our Articles of Incorporation (our “Certificate of Amendment”) to take the following Corporate Action:

File the following actions with the Certificate of Amendment with the Secretary of State of Nevada:

•	Change our name from “WIFIMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”

•	To reverse the issued and outstanding common stock by a ratio of 250:1.

         The Board of Directors further resolved to take the following Corporate Actions upon completion of the Certificate of Amendment:

•	File a Form N-54 to elect to be treated as an investment company under the Investment Company Act of 1940

This amendment and subsequent corporate actions are being effected because our Board believes that the actions in the amendment and the other corporate action will unify the Company and its employees under a single name, vision, mission, and set of values; ensure unified communication of the vision, mission, and set of values Company-wide; provide a new capitalization structure that will give the company access to larger capital markets; and accelerate an increase in shareholder value.

Reverse Stock Split

The consenting shareholders and the Board of Directors deemed it necessary to reverse and modify the existing capital structure by a ratio of 250:1 in order to raise the required capital to grow the proposed business plan.  The par value of .0001 will remain unchanged; the authorized will remain unchanged. Holders of fractional shares will be rounded up to the nearest whole number and the Company will not be paying a cash payment for fractional shares. In addition, the reverse split is not being effected to take the company private under Rule 13e-3.

The following table outlines the PRE and POST split capitalization table of the Company:

	WIFM Cap Table	Split Ratio
	Pre Capitalization	250
Free Trading Shares	19,769,086.00	79,076.34
Restricted Shares	41,159,742.00	164,638.97
Total Issued & Outstanding	60,928,828.00	243,715.31
Available Shares	439,821,172	499,756,284.69
Total Authorized	500,000,000	500,000,000

The Potential Anti-Takeover Effect of the Reverse Stock Split

By a vote of shareholders at the annual meeting on September 16, 2008, a majority of shareholders voted to increase the number of authorized shares of the Company’s common stock from 75,000,000 to 500,000,000.  Because there are currently 60,928,828 shares of common stock outstanding, the Company already has a very large amount— nearly 440,000,000 shares—of authorized but unissued shares of common stock.  Immediately following the reverse stock split at a ratio of 250 to 1, the number of such authorized but unissued shares will increase to over 499,000,000 shares.  This large number of additional authorized by unissued shares may have a possible anti-takeover effect, or may exacerbate an existing anti-takeover effect, as management might attempt to use such shares to resist or frustrate a third party transaction.  Such attempts might include, for example, the issuance of stock that would have the effect of diluting the stock ownership of persons seeking to obtain control of the Company.  Other possible anti-takeover effects might be the ability of management or the Board of Directors to increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors, or to meet the quorum requirements imposed by Nevada law with respect to a merger or other business combination involving our Company.  Also, certain provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt of our Company. These provisions include when and by whom special meetings of the Company may be called and permitting the board to designate any characteristic that it so directs with respect to our common stock and preferred stock.

The reverse stock split is not the result of any effort to defeat or prevent any takeover attempt.  To the extent that a large number of authorized but unissued shares of common stock might have such an effect, the Company believes that the additional authorized but unissued shares are not likely to have an additional material adverse effect.  It does not appear to the Company that the reverse stock split would render it materially more difficult for a non-insider to effect a takeover or merger, or otherwise to gain control of the Company.

Election Under Investment Company Act

We intend to file a Form N-54 with the SEC to elect to be treated as a Business Development Company (BDC) following the effective date of the Amendment that will change the name of the Company and effect the reverse stock split.  A BDC is a company which elects to become subject to sections 55 through 65 of the Investment Company Act of 1940. This election/conversion allows a company to pursue investments in new ventures as well as invest in portfolio companies using money raised from the public markets. A BDC is a company (either private or public) which elects to become subject to sections 55 through 65 of the Investment Company Act of 1940. This election/conversion allows a company to pursue investments in new ventures as well as invest in portfolio companies using money raised from the public markets.

Business Development Companies may access the capital markets to raise money in two ways: first, they retain the right to file registration statements for significant capital investments. Thus, if the company were eligible to file a Form SB-2, it will be able to do so after conversion under an S-2 filing; and second, the BDC may issue corporate shares which become freely-tradable and legend-free simply upon notice to the United States Securities and Exchange Commission (“SEC”). The SEC has 10 days to accept or reject the notice, whereupon the stock is deemed “exempt from registration” but may be freely traded as if issued pursuant to an effective registration statement. The original congressional mandate was to allow rapid raising of capital for investment in growth opportunities.  The 1940 Act allows for the growth of the company with opportunities already owned or managed, and quick access to cash for its wholly or partially owned subsidiaries. This is the significant benefit which generally justifies the election.

One major area of concern is the reporting and disclosure requirements imposed on companies governed by the Investment Act. We must be aware that BDC’s do gain the burden of disclosure related to holding assets which are not always in their control. Like other holding companies, BDC’s are required to give valuations in their quarterly and other reporting filings. Stock or other securities issued by other companies and held by a BDC will be evaluated by a business evaluation professional. Even where the stock is publicly-traded and has a market value, the valuation may include market conditions and other factors that although logical to include, may not be reflected in the current trading price. The valuation of the asset base becomes significant in that stock ought not to be sold below the value of the BDC’s asset base (much like a mutual fund’s pricing is directly correlated to the value of its holdings). In fact, sales of stock by a BDC at a price below the valuation of the asset base require shareholder approval.  In spite of that regulation, BDC’s may sell stock below the current trading range (discount to market) which can aid in the rapid raising of funds for investment opportunities. The Company does intend to raise capital following the election to be treated as a BDC.  However, the Board has not yet determined the terms of any such offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 13, 2009, about stockholders whom we believe are the beneficial owners of more than five percent of our outstanding Common Stock or Preferred Stock as well as information regarding stock ownership by our directors, executive officers, and directors and executive officers as a group.

As of March 13, 2009, 60,928,828 shares of our Common Stock were outstanding and 0 shares of Series A Preferred Stock were outstanding.

Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of Common Stock and Preferred Stock that he, she or it beneficially owns. The holders of our shares of Common Stock are entitled to one vote for each outstanding share on matters submitted to our stockholders. The holders of our shares of Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock so held could be converted. Shares covered by stock options are included in the table only to the extent that such options were exercisable as of March 13, 2009 or become exercisable within 60 days after such date ( i.e., which become exercisable by May_____, 2009).

Except as otherwise noted below, the address of each person or entity named in the following table is c/o WiFiMed Holdings Company, Inc., 2000 RiverEdge Parkway, Suite GL100A, Atlanta, GA 30328.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Interest		Percent of Class

Common Stock	Gregory Vacca (1)	5,000,000	(2)	8.21%

Common Stock	Marshall Sterman (1)	189,270	(3)	0.31%

Common Stock	Robert Coffill (1)			*

Common Stock	Richard Burtt (1)	223,175	(4)	0.37%

Common Stock	Dave Hubbard (1)	1,154,867	(5)	1.90%

Common Stock	JMJ Technologies, Inc.(1)	4,862,067	(6)	7.98%

Common Stock	James D. Copenhaver(1)	3,000,000	(6)	4.92%

Common Stock	Kathleen St. John	3,500,000	(7)	5.74%

Common Stock	Ronald Barnett	4,050,000	(8)	6.65%

Common Stock	Mark Bloomberg	1,054,384		1.73%

Common Stock	Steve Eckert	2,750,000	(9)	4.51%

Common Stock	Principal Capital Group	5,000,000	(10)	8.21%

Total for all consenting Shareholders including Officers and Directors:		30,783,763	(2) (3) (4) (5)	50.52%

* Equals less than 1 percent.

(1)	Except as otherwise noted each person’s business address is c/o the Company, 2000 RiverEdge Pkwy, Ste. GL 100A, Atlanta, Georgia 30328.
(2)	Voting and disposition control resides with Gregory Vacca.
(3)
Person retains voting and disposition control with respect to 189,270 shares. Does not include 32,000 shares owned by Mr. Sterman’s adult daughter, Jessica Weinstein; 32,000 shares owned by his daughter-in-law, Pajes Merriman; or 40,000 shares owned by Mr. Sterman’s wife, Dorothy Myerson Sterman, of which Mr. Sterman disclaims beneficial ownership. Also does not include 40,000 shares owned by the Mayflower Group LTD, of which Mr. Sterman is the President and the shares of which reporting person disclaims beneficial ownership.

(4)	Person holds voting and disposition control indirectly with respect to 223,175 shares of common stock through Value Added Strategies, LLC, of which entity such person is the principal owner.
(5)	Person retains voting and disposition control with respect to the 1,154,867 shares of common stock.
(6)
Voting and disposition control with respect to all of the shares is held by James D. Copenhaver, President, CEO and sole Director of JMJ Technologies, Inc., which consists of 4,862,067 common shares and warrants to obtain 1,600,000 shares at $0.01 per share.

(7)	Person retains voting and disposition control with respect to all of the shares, which consist of 3,500,000 shares of common stock.
(8)	Person retains voting and disposition control with respect to all of the shares, which consist of 4,050,000 shares of common stock.
(9)	Person retains voting and disposition control with respect to all of the shares, which consist of 2,750,000 shares of common stock.
(10)	Person retains voting and disposition control with respect to all of the shares, which consist of 5,000,000 shares of common stock.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Certificate of Amendment, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock (including options to purchase our capital stock) set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the Amendment.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 2000 RiverEdge Pkwy, Ste GL 100A, Atlanta, Georgia 30328 Attn: Corporate Secretary.

We are amending our articles to change our name from “WiFiMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”; and to reverse the issued and outstanding common stock by a ratio of 250:1. We intend to file a Form N-54 with the SEC to elect to convert the Company to an investment company under sections 55-65 of the Investment Company Act of 1940 following the effective date of the amendment. This amendment and subsequent corporate action are being effected because our Board believes that the actions in the amendment will unify the Company and its employees under a single name, vision, mission, and set of values; ensure unified communication of the vision, mission, and set of values Company-wide;  provide a new capitalization structure that will give the company access to larger capital markets; and accelerate an increase in shareholder value.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (770) 919-7220 or by mail to our address at 2000 RiverEdge Pkwy, Ste GL 100A, Atlanta, Georgia 30328 Attn: Corporate Secretary. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
FIFTH AMENDED AND RESTATED CERTIFICATE OF AMENDMENT
OF
WIFIMED HOLDINGS COMPANY, INC.,
a Nevada corporation

(pursuant to Section 78.385 of the Nevada Revised Statutes )

WIFIMed Holdings Company, Inc., a corporation organized and existing under and by virtue of the Nevada Revised Statutes (the “Corporation ”), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

FIRST: That in accordance with the provisions of Section 78.385 of the Nevada Revised Statutes, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Fifth Amended and Restated Certificate of Amendment of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that Article I of the Fifth Amended and Restated Certificate of Amendment is hereby amended and restated to read in full as follows:

“ARTICLE I”

The name of the corporation (hereinafter, the “Corporation”) is PROvisor Diversified Technologies Corp.”

SECOND: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation gave their written consent in favor of the foregoing amendment in accordance with the provisions of Section 78.385 of the Nevada Revised Statutes.

THIRD: That the amendment of the Fourth Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 78.385 of the Revised Statutes of the State of Nevada.

IN WITNESS WHEREOF, WIFIMed Holdings Company, Inc. has caused this Certificate of Amendment to be signed by Kathleen St. John, its duly authorized Secretary this              day of March, 2009.

Kathleen St. John,
Corporate Secretary

A-1